Exhibit 10.19

BUSINESS LOAN AGREEMENT
Borrower:
Proginet Corporation
200 Garden City Plaza
Garden City, NY 11530
Reference Number: 20NY0479113-2

Lender:
JPMorgan Chase Bank, NA
RM - Suburban Suffolk LPO
1985 Marcus Avenue, Floor 1
New Hyde Park, NY 11042

This agreement is made as of the date set forth below between JPMorgan Chase Bank, NA, its successors and assigns ("Lender"), and Proginet Corporation (jointly and severally, the "Borrower").

SCOPE OF THIS AGREEMENT. This agreement governs the Indebtedness, which is used in its broadest sense to include any and all extensions of credit from the Lender to the Borrower, unless otherwise agreed to in writing by the Lender and the Borrower, or prohibited by applicable law, whether now existing or hereafter arising, including but not limited to those extended contemporaneously with this agreement. Provided however, any such Indebtedness which is evidenced by a promissory note payable to Lender and subject of a United States Small Business Administration guaranty, is a construction loan governed by a construction loan agreement, or is related to a bond transaction shall be governed by such agreements to the extent there is any conflict between the terms thereof and this agreement.

Borrower agrees the term "Indebtedness" means and includes any and all liabilities, obligations and debts, plus interest thereon, of Borrower, or any one of them, to Lender, now existing or hereinafter incurred or created, whether any such Indebtedness is voluntarily or involuntarily incurred, due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined; whether Borrower may be liable individually or jointly with others, or primarily or secondarily, or as guarantor or surety; whether recovery on the Indebtedness may be or may become barred or unenforceable against Borrower for any reason whatsoever; and whether the Indebtedness arises from transactions which may be voidable on account of infancy, insanity, ultra vires, or otherwise. As examples, and not as limitation, the Indebtedness of Borrower includes: (a) any overdraft in any deposit account of Borrower, accruing for any reason, (b) any obligations, including any overdraft in any deposit account of Borrower, related to Automated Clearing House ("ACH") services or products, deposit account services or products, or treasury management services or products, including any agreement with respect thereto; (c) any transaction (including any agreement with respect thereto) between Borrower and the Lender or JPMorgan Chase & Co., or any of its subsidiaries or affiliates or their successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures (each a "Rate Management Transaction"); (d) any obligation related to any loan or credit transaction (including any agreement with respect thereto), whether evidenced by a promissory note, credit agreement, letter of credit application, or any other agreement; (e) any obligation related to commercial credit card transactions (including an agreement with respect thereto); (f) any obligation related to any lease (including an agreement with respect thereto); (g) any obligation related to any guaranty of the obligations of others by Borrower; (h) any obligation under a Related Document; and (i) all other obligations of Borrower to Lender.

Exhibit 10.19

Borrower further agrees that in the event Borrower now or in the future has a credit extension or lease from Lender's affiliate Chase Equipment Leasing Inc., its successors and assigns (the "Lender Affiliate"), then Borrower shall comply with every representation, warranty and covenant in this agreement as long as any obligation is owed to the Lender Affiliate, even in the event the Indebtedness shall be paid in full, and any failure to so comply will be a default under such credit extension or lease from the Lender Affiliate.

CONTINUING REPRESENTATIONS. As of the date of this agreement, as of the date of each advance, as of the date of any renewal, extension or modification, and at all times any Indebtedness exists, the existence of such Indebtedness shall constitute a representation and warranty by the Borrower that all of the representations and warranties set forth in this agreement shall be true and correct and that Borrower is in compliance with each covenant herein as though made on such date. The Borrower understands and agrees that in extending the Credit Facilities, the Lender is relying on all representations, warranties, and covenants made by the Borrower in this agreement or in any certificate or other instrument delivered by the Borrower to the Lender under this agreement. The Borrower further agrees that regardless of any investigation made by the Lender, all such representations, warranties and covenants will survive the making of the Credit Facilities and delivery to the Lender of this agreement, shall be continuing in nature, and shall remain in full force and effect until such time as the Indebtedness shall be paid in full.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to, and covenants and agrees with, Lender that:

Organization. Borrower's principal residence or chief executive office is at the address shown on this agreement; its name as it appears in this agreement, if Borrower is a natural person, is his or her exact legal name or, if the Borrower is other than a natural person, is the exact name as it appears in its organizational documents, as amended and as filed with the appropriate governmental entity (if required), including any trust documents; if the Borrower is other than a natural person and organizational documents are required to be filed with the appropriate governmental entity, then such organizational documents have been filed in the state where its chief executive office is located unless evidence of a different state of organization has been provided to Lender in writing; and provided further, Borrower will not change any of the foregoing without giving Lender prior written notice.

Authorization and Legal Effect. The execution and delivery of this agreement and the Notes, and the performance of the obligations they impose, do not violate any law, conflict with any agreement by which Borrower is bound, or require the consent or approval of any governmental authority or other third party; this agreement and the Notes are valid and binding agreements, enforceable according to their terms; the execution and delivery of this agreement and the Notes and the performance of the obligations they impose, if the Borrower is other than a natural person, (i) are within its powers, (ii) have been duly authorized by all necessary action of its governing body, (iii) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any partnership, operating or other agreement governing its affairs, and (iv) any person executing this agreement or the Notes individually and on behalf of the Borrower certifies such person is authorized to do so and such authorization is continuing , shall remain in full force and effect, and Lender may rely on this certification until written notice of its revocation has been delivered to Lender.

Exhibit 10.19

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower will:

Notices of Claims, Litigation, Defaults, etc. Promptly inform the Lender in writing of any of the following events, now known or occurring at any time this agreement remains in effect: (1) all existing and all threatened litigation, claims, investigations, administrative proceedings and similar actions affecting the Borrower which could materially affect its business, property, affairs, prospects or financial condition; provided further, Borrower covenants that as of the date of this agreement, unless previously disclosed and acknowledged by Lender in writing, no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against the Borrower is pending or threatened, and no other event has occurred which may in any one case or in the aggregate materially adversely affect the Borrower's financial condition and properties; (2) the occurrence of any event which gives rise to the Lender's option to terminate any Note; (3) the institution of steps by the Borrower to withdraw from, the institution of any steps to terminate, the occurrence of any reportable event, or the occurrence of any prohibited transaction in connection with any employee benefit plan to which the Borrower may have liability; (4) any additions to or changes in the locations of the Borrower's or any of the Borrower's or Subsidiary's businesses; and (5) any alleged breach of any provision of this agreement or of any other agreement related to any Indebtedness by the Lender.

Business Operations. Maintain its business operations including (1) maintain the current senior executive or management personnel of the Borrower; (2) maintain its business operations as presently in effect in accordance with all applicable laws and regulations; (3) pay its debts and obligations when due under normal terms and pay on or before their due date, all taxes, assessments, fees and other governmental monetary obligations, except as they may be contested in good faith if they have been properly reflected on its books and, at the Lender's request, adequate funds or security has been pledged to insure payment, and Borrower represents that at the date of this agreement Borrower is current in all such filings and payments have been paid in full, except those disclosed to Lender in writing; and (4) if Borrower is not a natural person, maintain its existence as presently in effect in accordance with all applicable laws and regulations.

Inspection. Permit the Lender, its assigns or agents, at such times and at such intervals as the Lender may reasonably require: (1) to inspect, examine, audit and copy the Borrower's business records, and to discuss the Borrower's business, operations, and financial condition with the Borrower's officers and accountants, (2) to inspect the Borrower's business operations and sites; and (3) to perform audits or other inspections of any Collateral securing any of the Indebtedness, including records and other documents relating to that Collateral and at the Borrower's expense, to confirm with any person obligated on an account receivable, contract or right to payment the accuracy of such obligation. If a credit facility includes a Borrowing Base, then the Borrower shall promptly compensate the Lender for all costs and expenses associated with any such inspection or audit (including in-house costs and expenses charged within the Lender for such inspection or audit) after receiving the Lender's invoice(s) therefore.

Exhibit 10.19

Maintenance of Financial Records. Maintain proper books and records of account, in accordance with Generally Accepted Accounting Principles, and/or consistent with financial statements previously submitted to the Lender.

Financial Statements. Furnish to the Lender whatever information, books and records the Lender may reasonably request, including at a minimum:

Borrower Annual Statements. As soon as available, but within 120 days after and as of the end of each fiscal year, Borrower's detailed, consolidated, if applicable, financial statement including a balance sheet and income statement for the year ended, audited by certified public accountants reasonably acceptable to Lender.

Borrower Interim Statements. As soon as available, but within 90 days after the end of each fiscal half year, Borrower's balance sheet, consolidated, if applicable, as of the end of that period and statements of income, cash flow and retained earnings from the beginning of the fiscal year to the end of that period, compiled by certified public accountants reasonably acceptable to Lender.

Insurance. Maintain insurance acceptable to the Lender with financially sound and reputable insurers acceptable to the Lender covering its properties and business against those casualties and contingencies and in the types and amounts as are in accordance with sound business and industry practices; furnish to the Lender, upon request of the Lender, reports on each existing insurance policy showing such information as the Lender may reasonably request; and make Lender loss payee or additional insured on such policies, upon request of Lender.

Guaranties. Cause each guarantor of the Indebtedness to maintain any guaranty executed related to any, or all, of the Indebtedness to remain in full force and effect at all times the Indebtedness is owing.

Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between the Borrower and any other party.

Title to Assets and Property. Maintain good and marketable title to all of the Borrower's assets and properties, and defend such assets and properties against all claims and demands of all persons at any time claiming any interest in them, except to the extent liens are other wise permitted by this agreement.

Additional Assurances. Promptly make, execute and deliver any and all agreements, documents, instruments and other records that the Lender may request to evidence any of the Indebtedness, cure any defect in the execution and delivery of any of the Related Documents, perfect any lien, comply with legal requirements applicable to the Lender or the Indebtedness or more fully to describe particular aspects of the agreements set forth or intended to be set forth in any of the Related Documents.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

Liens and Indebtedness. Create or permit to exist any lien on any of its property, real or personal, except: existing liens known to the Lender, liens to the Lender, liens incurred in the ordinary course of business securing current non-delinquent liabilities for taxes and similar assessments, and purchase money security interests in the ordinary course of business; provided further, nor shall Borrower incur, assume, or permit to remain outstanding, liability for borrowed money, installment obligations, or obligations under capital leases or operating leases, other than unsecured trade debt incurred in the ordinary course of business, Indebtedness owing to the Lender, or liabilities outstanding as of the date hereof that have been disclosed to the Lender in writing which is not to be paid with proceeds of borrowings under the Credit Facilities. For purposes of this covenant, the sale of any account receivable is the incurring of liability.

Exhibit 10.19

Continuity of Operations. (1) Engage in any business activities substantially different from those in which the Borrower is presently engaged; (2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name, dissolve, or sell any assets out of the ordinary course of business; (3) enter into any arrangement with any person providing for the leasing by the Borrower or any subsidiary of real or personal property which has been sold or transferred by the Borrower or subsidiary to such person; or (4) change its business organization, the jurisdiction under which its business organization is formed or organized, or its chief executive office, or any places of its businesses.

Dividends. Acquire or retire any of its shares of capital stock, or, other than dividends in its capital stock, declare or pay dividends or make any other distributions upon any of its shares of capital stock; provided, however, that following any fiscal year with respect to which the Borrower maintained status as an "S" corporation under the Internal Revenue Code, if there is no existing default under this agreement or any agreement related to the Indebtedness and to do so will not cause a default under any of such agreements, the Borrower may pay dividends to its shareholders sufficient in amount to pay their income tax obligation attributable to the Borrower's taxable income.

Primary Deposit Relationship. Fail to establish and maintain its primary deposit and disbursement relationship with Lender.

Use of Loan Proceeds. Use, or permit any proceeds of the Indebtedness to be used, directly or indirectly, for: (1) any personal, family or household purpose; or (2) the purpose of "purchasing or carrying any margin stock" within the meaning of Federal Reserve Board Regulation U. At the Lender's request, the Borrower will furnish a completed Federal Reserve Board Form U-1.

Transfer of Ownership. Permit any pledge of any ownership interest in the Borrower, or any sale or other transfer of any ownership interest in the Borrower in excess of twenty-five percent (25%) in the aggregate.

Conflicting Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance of the Borrower's obligations under this agreement or any of the other Related Documents.

DEFAULT. This agreement is executed in conjunction with one or more extensions of credit included in the Indebtedness and evidenced by one or more Notes to which reference is hereby made for a more complete statement of the terms and conditions under which each is to be repaid. The terms and conditions providing for events that constitute a default under each Note are incorporated herein by this reference with the same effect as if set forth at length and any breach thereof is a default under this agreement ("Event of Default").

Exhibit 10.19

REMEDIES. At any time after the occurrence of an Event of Default, the Lender may do one or more of the following:(a) cease permitting the Borrower to incur any Indebtedness; (b) terminate any commitment of the Lender evidenced by any of the Notes; (c) declare any of the Notes to be immediately due and payable, without notice of acceleration, intention to accelerate, presentment and demand or protest or notice of any kind, all of which are hereby expressly waived; (d) exercise all rights of setoff that the Lender may have contractually, by law, in equity or otherwise; and (e) exercise any and all other rights pursuant to any of the Related Documents, at law, in equity or otherwise. The rights of the Lender under this agreement and the other Related Documents are in addition to other rights the Lender may have contractually, by law, in equity or otherwise, all of which are cumulative and hereby retained by the Lender.

JURY WAIVER. THE UNDERSIGNED AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, THE RELATED DOCUMENTS, OR ANY RELATIONSHIP BETWEEN OR AMONG THE UNDERSIGNED AND LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING EVIDENCED BY THIS DOCUMENT AND THE RELATED DOCUMENTS.

MISCELLANEOUS PROVISIONS.

Additional Definitions. In this agreement words in singular shall include the plural. Capitalized terms not otherwise defined in this agreement shall have their generally accepted meaning in commercial transactions, provided the following words shall have the following meanings: (1) "Collateral" means any real or personal property described in any Related Document securing the Indebtedness; (2) "Note" means all agreements, promissory notes, instruments and/or contracts evidencing the terms and conditions of any Indebtedness, including as example, not as limitation, any agreement (including any deposit account agreement) related to deposit or treasury management products (including services for Automated Clearinghouse transactions), a Rate Management Transaction agreement, promissory note, credit agreement, lease agreement, letter of credit application, credit card agreement, guaranty or any other evidence of the Indebtedness of the Borrower, and includes any renewal, modification, refinancing, consolidation, or substitution of any Note; and (3) "Related Documents" means the Notes, all loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, and any other instrument or document executed in connection with this agreement or in connection with any of the Indebtedness and may be executed only by persons or entities other than the Borrower.

Governing Law and Venue. Borrower agrees that (i) this agreement shall be governed by and construed in accordance with the laws of any state or states identified in any governing law provision of the Notes, as the Lender in its sole discretion may elect; (ii) any legal action or proceeding with respect to any of the obligations of Borrower under this agreement may be brought in any state or federal court located in the state indicated in Lender's address stated herein, as the Lender in its sole discretion may elect; and (iii) any claim that the state selected by Lender is not a convenient forum or the proper venue for any such suit, action or proceeding is waived by Borrower.

Exhibit 10.19

Attorneys' Fees; Expenses. To the extent not prohibited by applicable law and whether or not the transactions contemplated by this agreement are consummated, the Borrower is liable to the Lender and agrees to pay on demand all reasonable costs and expenses of every kind incurred (or charged by internal allocation) in connection with the negotiation, preparation, execution, filing, recording, modification, supplementing and waiver of the Related Documents, the making, servicing and collection of any of the Notes and the realization on any Collateral and any other amounts owed under the Related Documents, both before and after judgment, including without limitation reasonable attorneys' fees (including counsel for the Lender that are employees of the Lender or its affiliates) and court costs. These costs and expenses include without limitation any costs or expenses incurred by the Lender in any bankruptcy, reorganization, insolvency or other similar proceeding. All amounts payable under the terms of this agreement shall be paid without relief from valuation and appraisement laws. The obligations of the Borrower under this section shall survive the termination of this agreement.

Assignments. The Borrower agrees that the Lender may provide any information or knowledge the Lender may have about the Borrower or about any matter relating to the Notes or the Related Documents to JPMorgan Chase & Co., or any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of the Notes or the Related Documents. The Borrower agrees that the Lender may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights and obligations in the Notes to one or more purchasers whether or not related to the Lender.

Indemnification of the Lender. The Borrower agrees to indemnify, defend and hold the Lender, its parent companies, subsidiaries, affiliates, their respective successors and assigns and each of their respective shareholders, directors, officers, employees and agents (collectively, the "Indemnified Persons") harmless from any and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency, expense, interest, penalties, attorneys' fees (including the fees and expenses of attorneys engaged by the Indemnified Person at the Indemnified Person's reasonable discretion) and amounts paid in settlement ("Claims") to which any Indemnified Person may become subject both before and after judgment, arising out of or relating to this agreement or the Collateral, including any Claims resulting from any Indemnified Person's own negligence, except to the limited extent that the Claims are proximately caused by the Indemnified Person's gross negligence or willful misconduct. The indemnification provided for in this paragraph shall survive the termination of this agreement and shall not be affected by the presence, absence or amount of or the payment or nonpayment of any claim under, any insurance.

No Waiver. No delay on the part of the Lender in the exercise of any right or remedy waives that right or remedy. No single or partial exercise by the Lender of any right or remedy precludes any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Lender of any default is effective unless it is in writing and signed by the Lender, nor shall a waiver on one occasion bar or waive that right on any future occasion.

Amendments. No amendment to this agreement shall be binding on Lender unless agreed to by Lender in writing.

Notice. Any notices related to this agreement shall be in writing and delivered to the intended party at its address stated herein, delivered either: (a) by hand, (b) by a nationally recognized overnight courier service, or (c) by certified mail, postage prepaid, with return receipt requested and shall be deemed given: (a) upon receipt if delivered by hand, (b) on the day after deposit with a nationally recognized courier service, or (c) on the third day after the notice is deposited in the mail. Any party may change its address for purposes of the receipt of notices by giving notice of such change in the manner provided in this provision or in any Note.

Exhibit 10.19

Interpretation. If this agreement is inconsistent with any provision in any Related Document, the Lender shall determine, in the Lender's sole and absolute discretion, which of the provisions shall control any such inconsistency. If any provision of this agreement cannot be enforced, the remaining portions of this agreement shall continue in effect. This agreement, the Notes, and any Related Document embody the entire agreement and understanding between the Borrower and the Lender and supersede all prior agreements and understandings relating to their subject matter. If any one or more of the obligations of the Borrower under this agreement or the Notes is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired, and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this agreement or the Notes in any other jurisdiction.

Captions. Section headings are for convenience of reference only and do not affect the interpretation of this agreement.

Successors and Assigns. This agreement is binding on and inures to the benefit of the Borrower and the Lender and their respective successors and assigns, except Borrower shall have no right to transfer or assign any of its rights or interests without the prior written consent of the Lender.

THIS AGREEMENT AND THE OTHER WRITTEN RELATED DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Exhibit 10.19

The Borrower acknowledges that it has had the opportunity to read all the provisions of this agreement and to be advised by counsel regarding the terms of this agreement and agrees to its terms.

THIS BUSINESS LOAN AGREEMENT IS EFFECTIVE October 4, 2006.

BORROWER:

Proginet Corporation
By: /s/ Debra A. DiMaria
Debra A. DiMaria
Print Title: CFO
Date:  October 4, 2006

LENDER:
JPMorgan Chase Bank, NA
By: /s/ Robert Harder
Authorized Signer

Exhibit 10.19

PROMISSORY NOTE

Borrower:
Proginet Corporation
200 Garden City Plaza
Garden City, NY 11530
Reference Number: 20NY0479113-2

Lender:
JPMorgan Chase Bank, NA
RM - Suburban Suffolk LPO
1985 Marcus Avenue, Floor 1
New Hyde Park, NY 11042

Principal Amount: $1,000,000.00	Date of Note: 10/04/2006

PROMISE TO PAY: Proginet Corporation ("Borrower") promises to pay to JPMorgan Chase Bank, NA, its successors and assigns ("Lender") or order, in lawful money of the United States of America, the total principal amount of $1,000,000.00 or so much as may be outstanding, together with interest on the unpaid outstanding principal balance from the date advanced until paid in full at the rate or rates referenced in this Note.

RENEWAL NOTE: This Note is a renewal of an earlier loan or credit extension to Borrower from Lender, or from a JPMorgan Chase & Co. affiliate which transferred the loan to Lender, and is identified in Lender or the affiliate's internal records as account number ACBS80344052. This Note shall not release or affect the liability of any guarantor, surety or endorser of the loan, or release any security interest granted by any owner of any collateral securing the loan. This Note shall be considered a modification only, and not a novation.

LOAN TYPE. This Note evidences a Commercial Line of Credit.

PAYMENT TERMS. Borrower will pay this loan in accordance with the following payment schedule(s):

Accrued interest and fees shall be payable monthly, beginning October 24, 2006, and on the same calendar day monthly thereafter, and the principal balance, together with all accrued unpaid interest and any other unpaid amounts due under this Note, shall be paid on September 24, 2007, the maturity date of this Note.

Payments and any other credits shall be allocated among principal, interest, late charges, collection costs, fees and other charges at the discretion of Lender, unless otherwise required by applicable law. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days; multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

Exhibit 10.19

INTEREST RATE.
The interest rate on this Note is Prime plus 0.00%. If the rate is based on the Prime Rate, it is a fluctuating rate as further described in this Note.

PREPAYMENT PREMIUM. Borrower may pay without fee all or any portion of the loan evidenced by this Note at any time. All prepayments shall be applied in such order and manner as Lender may from time to time determine in its sole discretion.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged a late charge of 5.00% of the payment due or $25.00, whichever is greater, up to the maximum amount of $250.00 per late charge.

DEFAULT RATE. If permitted by applicable law, upon the occurrence of any default under this Note, whether or not Lender elects to accelerate the maturity of this Note, at its option, Lender may add any unpaid interest to principal and such sum shall bear interest therefrom until paid and may increase the interest rate an additional 3.00% over the interest rate then in effect.

FEE(S): In addition to all other obligations under this Note, Borrower shall pay the following fees together with all other fees described in this Note:
Commitment Fee Paid At Closing	$5,000.00
Total:	$5,000.00

SECURITY AGREEMENT. Borrower hereby grants, pledges and assigns to Lender, as security for repayment of the Indebtedness, a security interest in the following property, together with any substitutions and replacements therefor, and all products and proceeds thereof: all business assets, inventory, equipment, accounts, general intangibles, chattel paper, documents, instruments, and letter of credit rights Such property, together with any property described in any Related Document, is referred to in this Note as the "Collateral".

LINE OF CREDIT CLEARANCE. Borrower shall, at least once during the term of this Note, reduce and maintain the outstanding principal balance of this Note to a zero balance for a period of at least thirty consecutive calendar days.

LENDER'S DISCRETIONARY MATURITY EXTENSION. Lender, in its sole discretion, shall have the right, from time to time, to renew and extend the maturity date of this Note (each a "Maturity Extension"). Borrower agrees Lender has no obligation to extend the original or any subsequent maturity date and may elect not to make a Maturity Extension at any time, even if one or more Maturity Extensions has previously been made. Lender will inform Borrower of any such Maturity Extension by written notice, executed by an officer of Lender, addressed to Borrower at its then current billing address. Notwithstanding the provision of this Note requiring that any alteration or amendment to this Note shall require the signature of Borrower, Borrower accepts and agrees to be bound by the Maturity Extension in the event this Note is not paid in full on the maturity date, or after the date of the Maturity Extension notice Borrower requests any advance or otherwise relies upon or utilizes the extension of credit evidenced by this Note for any purpose.

Exhibit 10.19

PERIODIC FEES. Not more often than one time in each calendar year, Lender may elect to charge a fee in an amount determined by Lender, in its sole discretion, for the extension of credit evidenced by this Note. The fee may be charged, payable in advance, for each year, or portion of a year, that there remains any unpaid amounts due on this Note or that advances remain available under the line of credit evidenced by this Note, including as a result of any Maturity Extension. The fee may be charged to the line of credit. No refund of any portion of the fee shall be made in the event of cancellation of the line of credit for any reason.

ADDITIONAL LOAN TERMS. Certain definitions and other additional terms and conditions of the Note, are attached to this Note and are incorporated herein by reference (the "Additional Terms"). This Note represents the final agreement between Lender and Borrower and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreement of the parties. There are no unwritten agreements between Lender and Borrower or Guarantors. Borrower agrees to be bound by all terms of this Note, including but not limited to the jury waiver provisions (where not prohibited by applicable law). Borrower agrees that Lender may record or file this Note if Lender deems it necessary to protect its interest. Borrower acknowledges receipt of the important Additional Terms which are part of this Note and the Security Agreement included in this Note. BORROWER AGREES THIS SECURITY AGREEMENT SECURES ALL INDEBTEDNESS OF BORROWER AND IS NOT LIMITED TO A SPECIFIC LOAN. "Indebtedness" is more fully defined in the Additional Terms, is used in its most comprehensive sense to mean any and all obligations of every kind and character of Borrower, or any one or more of them, to Lender, now existing or hereinafter incurred, and includes obligations owing after payment in full of the specific term loan or line of credit described in this Note.

Borrower agrees that a facsimile of the signature(s) of the signer(s) of this Note, in any capacity, may be used to evidence the Borrower's acceptance of the terms of this Note. Any use of the principal amount or any other feature of this Note may be used as evidence of the foregoing authorizations, acceptances and agreements.

CONDITIONS FOR FUNDING. IN ADDITION TO THE OTHER REMEDIES UNDER THIS NOTE, WITHOUT THE CONSENT OF BORROWER OR NOTICE TO ANYONE, LENDER HAS NO OBLIGATION TO MAKE THE INITIAL ADVANCE OR ANY ADVANCE UNDER THIS NOTE IF LENDER DETERMINES, IN ITS SOLE DISCRETION, THAT (A) BORROWER'S NAME ON THIS NOTE OR ANY GUARANTOR'S NAME ON THE GUARANTY IS INCORRECT OR INCOMPLETE; (B) LENDER'S LIEN ON THE COLLATERAL WILL NOT BE THE FIRST LIEN, FREE AND CLEAR OF ALL OTHER LIENS, SECURITY INTERESTS OR ENCUMBRANCES; OR (C) ANY OTHER EVENT OF DEFAULT PROVIDED FOR IN THIS NOTE HAS OCCURRED. ADVANCING FUNDS ON THIS LOAN DOES NOT WAIVE ANY OF LENDER'S RIGHTS AND REMEDIES UNDER THIS NOTE.

Proginet Corporation
By: /s/ Debra A. DiMaria
Debra A. DiMaria
Print Title: CFO
Date: October 4, 2006